SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                              --------------

                                 FORM 8-K


                              CURRENT REPORT



                  PURSUANT TO SECTION 13 OR 15(d) of the
                      SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):    June 9, 1997



                            COMCAST CORPORATION
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


 Pennsylvania                     0-6983                    23-1709202
---------------              ----------------             --------------
(State or other              (Commission file             (IRS employer
jurisdiction of                   number)                 identification
incorporation)                                                 no.)



          1500 Market Street, Philadelphia, PA           19102
         --------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)




     Registrant's telephone number, including area code (215) 665-1700



ITEM 5. OTHER EVENTS.

       On June 9, 1997, Microsoft Corporation ("Microsoft") and Comcast Corporation ("Comcast") announced that Microsoft will make an investment of $1 billion in Comcast. Microsoft will purchase 24,642,681 shares of Comcast Class A Special Common Stock (CMCSK) for $500 million, at $20.29 per share, and $500 million of a new issue of Comcast Series B Convertible Preferred Stock. The Comcast Series B Convertible Preferred Stock will have a 5.25% pay-in-kind dividend and will be initially convertible into 21,243,691 shares of Comcast Class A Special Common Stock, which equals an initial conversion price of approximately $23.54 per share. The number of shares into which the issue can be converted will not increase due to the pay-in-kind dividend as the conversion price increases proportionately to the amount of accrued dividends. The issue will have a final maturity of 20 years, but may be redeemed at Microsoft's option or called by Comcast after seven years. The investment is expected to close this month.

       Attached hereto as Exhibit (1) is a copy of the Press Release issued by Comcast and Microsoft in connection with the announcement of Microsoft's $1 billion cash investment in Comcast.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (b)  Exhibits.

      (1)  Press Release dated June 9, 1997 from Comcast Corporation.


                                 SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 10, 1997               COMCAST CORPORATION



                                   By: /s/ Joseph J. Euteneuer
                                       -----------------------------
                                       Joseph J. Euteneuer
                                       Vice President and Corporate
                                       Controller





                               EXHIBIT INDEX


Exhibit No.                       Exhibit                                  Page
-----------                       -------                                  ----
   (1)        Comcast Corporation and Microsoft Corporation Press Release    1
              dated June 9, 1997.




                                                                   EXHIBIT (1)




FOR IMMEDIATE RELEASE


            MICROSOFT INVESTS $1 BILLION IN COMCAST CORPORATION

              Investment To Advance High Speed Networking For
                Consumer, Educational and Business Markets

               Redmond, WA and Philadelphia, PA -- June 9, 1997 -- Microsoft Corporation and Comcast Corporation today announced that Microsoft will make an investment of $1 billion in Comcast Corporation, the nation's fourth largest cable television operator and a diversified telecommunications company. The $1 billion cash investment will enhance Comcast's deployment of high-speed data and video services via its cable delivery network.

               "Our vision for connecting the world of PCs and TVs has long included advanced broadband capabilities to deliver video, data and interactivity to the home," said Bill Gates, chairman of Microsoft. "Comcast's integrated approach to cable distribution, programming and telecommunications complements that vision of linking the PC and TV. Today's announcement will enhance the integration of broadband pipes and content to expand the services offered to consumers."

               Brian L. Roberts, President of Comcast Corporation, stated, "I am pleased to have Microsoft's participation as we shape and advance the integration of the PC and the TV. Microsoft's investment is a strong endorsement of Comcast's vision to use its cable networks as a superior broadband vehicle to homes, schools and businesses. Comcast's customers will be the beneficiaries of the innovations that America's most advanced computer and cable companies can offer. In addition to a significant cash infusion, this investment gives us access to Microsoft's expertise which will help us facilitate the deployment of high bandwidth applications and lead to more sophisticated services."

               "We have a tradition of investing in businesses that are consistent with our technology vision," commented Greg Maffei, vice president, corporate development of Microsoft. "Like Comcast, Microsoft has always believed that increasing network bandwidth is a key to the eventual convergence of the Internet, the PC and the TV. And we believe that Comcast is a very attractive investment as that convergence occurs."

               Bill Gates, chairman of Microsoft, will work closely with Brian Roberts, the President of Comcast, regarding the strategic and technological direction of Comcast. In addition, Greg Maffei, vice president, corporate development of Microsoft, will serve as an observer on the Board of Directors of Comcast.

               Microsoft will purchase 24,642,681 shares of Class A Special Common Stock (CMCSK) for $500 million, at $20.29 per share, and $500 million of a new issue of Comcast Series B Convertible Preferred Stock. The Comcast Series B Convertible Preferred Stock will have a 5.25% pay-in-kind dividend and will be initially convertible into 21,243,691 shares, which equals an initial conversion price of approximately $23.54 per share. The number of shares into which the issue can be converted will not increase due to the pay-in-kind dividend as the conversion price increases proportionately to the amount of accrued dividends. The issue will have a final maturity of 20 years, but may be redeemed at Microsoft's option or called by Comcast after seven years. The investment is expected to close this month.

               Founded in 1975, Microsoft (NASDAQ "MSFT") is the worldwide leader in software for personal computers. The company offers a wide range of products and services for business and personal use, each designed with the mission of making it easier and more enjoyable for people to take advantage of the full power of personal computing every day.

               Comcast Corporation is principally engaged in the development, management and operation of wired telecommunications including cable television and telephone services; wireless telecommunications including cellular, personal communications services and direct-to-home satellite television; and content through principal ownership of QVC, the world's premier electronic retailer, through C3 (Comcast Content & Communications), through majority ownership of Comcast-Spectacor and controlling interest in E! Entertainment and through other programming investments. The Company's consolidated and affiliated operations serve over ten million customers worldwide.

               Comcast's Class A and Class A Special Common Stock are traded on The Nasdaq Stock Market under the symbols CMCSA and CMCSK, respectively.

                                    ###

Contacts:
--------
Press
Microsoft: Nina Bondarook, Waggener Edstrom, 425-637-9097
           Phil Missimore, Waggener Edstrom, 408-986-1140 John Pinette or Greg Shaw, Microsoft, 425-882-8080
Comcast:   Ann Hance, Abernathy MacGregor, 212-371-5999

Analysts
Microsoft: Carla Lewis, Senior Director Microsoft Investor Relations,
           425-936-3703
Comcast:   Marlene Dooner, Comcast, Director of Investor Relations,
           215-981-7392

Note to editors: For more information on Microsoft, please visit the Microsoft Web page http://www/microsoft.com/corpinfo on Microsoft's corporate information pages. For more information on Comcast, please visit the Comcast Web page http://www.comcast.com.